UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2017

First Capital Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	814-01137	47-1709055
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1560 Wilson Blvd.

Suite 450

Arlington, VA 22209

(Address of principal executive offices)

(703) 259-8204

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jeff Davi to the Company’s Board of Directors

On September 15, 2017, the Board appointed Jeff Davi to serve as an independent director of the Company and as a member of the Audit Committee and Nominating and Corporate Governance Committee, effective immediately. The Board has determined that Mr. Davi is not an “interested person” of the Company as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, and qualifies as an independent director under applicable rules of the Nasdaq stock market. Following Mr. Davi’s appointment, the Board is comprised of four members, three of whom are independent.

There are no arrangements or understandings between Mr. Davi and any other persons pursuant to which he was selected as a director of the Company. Mr. Davi is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Biographical information for Mr. Davi is set forth below:

Jeff Davi. Mr. Davi is a real estate broker with many years of experience in the real estate field. He is a Broker with Keller Williams in Carmel, California where he works as a member of the Monterey Peninsula Home Team on real estate sales and he is also a principal at A.G. Davi Property Management, a family owned and operated company for three generations. Mr. Davi has significant experience in real estate sales residential and commercial, leasing, management and financing.

From 2004 to 2011, Mr. Davi served as the 22nd Commissioner of Real Estate for the State of California. As Real Estate Commissioner, he was instrumental in passing legislation that helps better protect consumers from unscrupulous loan modification schemes. He has been a licensed California real estate broker since 1992. He is a past member of the Board of Directors for the California Association of REALTORS®, selected REALTOR® of the year by his peers and served as president of the Monterey County Association of REALTORS®.

Mr. Davi currently serves as a member of the board of directors of Seneca Center, a nonprofit that offers community-based and family-based service options for emotionally troubled children and their families. From 2010 to 2012, Mr. Davi served as a member of the California Council on Criminal Justice. From 2007 to 2010, Mr. Davi served as a member of the Interdepartmental Task Force on Non-Traditional Mortgages. Mr. Davi also has served as Chairman of the Board of REInfoLink, now known as MlsListings. He also served as president of the Economic Development Corporation of Monterey County, was a co-founder of the Affordable Housing Steering Council of Monterey County and was on the founding board of directors of the Monterey County Visitor and Convention Bureau.

Mr. Davi graduated with a B.S. from St. Mary’s College.

Item 8.01.	Other Events.

Update on anticipated schedule for becoming current in periodic reports

As previously reported in its Current Report on Form 8-K/A filed on September 11, 2017, the Company recently engaged MaloneBailey LLP to act as the Company’s independent public registered accounting firm. The Company is diligently working to regain compliance with its periodic reporting requirements as soon as practicable. The Company expects to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2107 within the next 30 days and to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 within the next 60 days.

Overview of Investment Portfolio

As of September 14, 2017, First Capital Investment Corporation (the “Company”) had invested approximately $6.64 million in seven portfolio companies, which are described below. The weighted average yield of the investment portfolio based upon original cost, as of September 14, 2017, was 9.9% with an average duration of 10.9 months. The following table provides information regarding the Company’s investment portfolio as of September 14, 2017:

Portfolio Company	Security Type	Interest Rate (%)	Initial Close	Term (months)	Industry	Principal Amount
Senior Secured Loans
Evergreen Communities	Senior Secured Loan	14.0%	5/12/17	12	Real Estate Development	$250,000
Goodwin Family Trust	Senior Secured First Lien Loan	10.0%	5/30/17	4	Storage	$425,000
Linden Energy Services Holdings, LP	Senior Secured First Lien Loan	15.0% (7% cash, 8% PIK)	7/17/17	18	Oil and Gas Pipeline	$400,000	[1]
PaliGroup, LLC	Senior Secured Loan	13.0%	5/30/17	12	Hospitality	$2,017,000
Pelorus Group	Senior Secured Loan	14.0% (7% cash, 7% PIK)	7/25/17	6	Real Estate Development	$50,000
Unsecured Loans
First Capital Retail, LLC	Unsecured Loans	L + 9%	3/28/17	12	Retail	$3,000,000
Wenco Partners, LLC	Unsecured Loan	L + 9%	4/14/17	12	Retail	$500,000
						$6,642,000

_____________________

[1]	The Company has committed to provide up to $4 million to Linden Energy as the Company raises additional capital. Assuming the Company provides $4 million in financing to Linden Energy, the Company will be eligible to receive a $25 million exit fee payable in Senior Redeemable Preferred Units in addition to proceeds from the repayment of the loan.

Overview of Portfolio Companies

Below is a summary description of the business of the Company’s portfolio companies as of September 14, 2017.

Senior Secured Loans

Evergreen Communities, Inc. Evergreen Communities, Inc. and its affiliated family of companies designs, develops and builds residential communities throughout California that incorporate cost effective, energy conscious designs to maximize energy efficiencies and minimize environmental impacts. Evergreen is an established builder with over 30 years of experience delivering functional yet affordable communities throughout the Western United States. The Company’s loan is secured by the interests in Evergreen Communities and La Jolla Pacific Investments, LLC held by the principal of Evergreen Communities.

Goodwin Family Trust. Goodwin Family Trust owns and operates a 118 unit storage facility in downtown Salinas, California. Goodwin Family Trust has significant experience and a proven track record of success in the management of storage facilities.

Linden Energy Services Holdings, LP. Linden Energy Services Holdings, LP was formed to acquire land and/or associated rights and to construct, operate and maintain a series of natural gas and water pipelines in the Marcellus gas region located in northeastern Pennsylvania and southeastern New York. The Marcellus shale formation is among the fastest growing sources of natural gas production in the United States. Linden’s management team has over 25 years’ experience in the energy industry, and members of management have been involved in numerous energy development companies. The Company’s loan is secured by all assets and stock of Linden and any affiliated entities formed in connection with the project.

PaliGroup, LLC. PaliGroup, LLC is a fully integrated branded real estate development and hospitality operating company with a current urban platform in the following Los Angeles County, California areas: West Hollywood, Santa Monica and Melrose Avenue. PaliGroup’s properties have been named on Conde Nast’s “Hot List 2013: Best New Spas” and on Conde Nast Traveler’s “Hot List 2014: Best New Hotels in the World”. The Company’s loan will be used to refinance existing debt and is secured by, among other things, all furniture fixtures and equipment and all net income produced by PaliHotel Melrose, a 33-key boutique hotel located in Los Angeles, CA. In the event of default, the Company will be entitled to 100% of the ownership interest in PaliGroup Management, LLC, the management company of PaliGroup.

Pelorus. Pelorus is a Utah based developmental company that specializes in luxury lifestyle hotels and residential private club communities with a proven track record of success. Centered in Salt Lake City, Pelorus specializes in revitalization, restoration and creation of vacation homes and resorts throughout the United States. The management team has significant experience with the development and revitalization of projects in this market sector.

Unsecured Loans

First Capital Retail, LLC. First Capital Retail, LLC (“FCR”) is a Nevada limited liability company that owns and operates 15 franchised Cinnabon food stores located throughout California.

On September 15, 2017, FCR filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of California.

The Company was not listed as a creditor on the bankruptcy filing and had no advance notice of the filing. Further, the Company believes that the bankruptcy filing is incomplete and, in some instances, appears to be inaccurate. The Company is working with bankruptcy counsel to determine the circumstances that prompted the bankruptcy filing and to assess the impact, if any, the filing has on the loans it holds with FCR.

As previously reported in its Current Report on Form 8-K filed on August 30, 2017, the Company is seeking to unwind its investments in FCR as soon as reasonably practicable, and intends to do so likely through the sale of such investments to an unaffiliated third party. At this time, the Company does not believe that FCR’s bankruptcy filing will materially impede these efforts or materially impact the terms or value of a sale transaction with an unaffiliated third party.

Wenco Partners, LLC. Wenco Partners, LLC is a Nevada limited liability company that owns and operates five franchised Wendy’s fast food stores located in Reno and Carson City, Nevada with expansion plans to operate franchises in Northern and Central Nevada. Wenco Partners has instituted restaurant renovation and technology upgrades in order to grow its operations.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Capital Investment Corporation

Dated: September 21, 2017	By:	/s/ Suneet Singal
	Name:	Suneet Singal
	Title:	Acting Chief Executive Officer